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                                                                 EXHIBIT 10.16.D

                                THIRD AMENDMENT
                              TO LICENSE AGREEMENT

     This Third Amendment to License Agreement ("Third Amendment") is entered into as of the 20th day of November, 1998, by and between Joseph R. Lakowicz, Ph.D., an individual having an address of 10037 Fox Den Road, Ellicott City, Maryland 231042 ("DR. LAKOWICZ") and SpectRx, Inc., a Delaware corporation, having its principal office at 6025A unity Drive, Norcross, Georgia 30071 ("SRX").


                              W I T N E S S E T H:

     WHEREAS, DR. LAKOWICZ and SRX entered into a License Agreement executed November 22, 1995, as amended by an Amendment of License Agreement dated November 28, 1995 and a Second Amendment to License Agreement dated March 26, 1997 (such agreement as so amended, the "Agreement");

     WHEREAS, DR. LAKOWICZ and SRX desire to further amend the Agreement pursuant to Paragraph 12.7 of the Agreement;

     NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration and the covenants and agreement contained herein, the parties hereto agree to amend the Agreement as follows:

     A. By deleting Paragraph 12.13 in its entirety and substituting the following therefor:

     "12.13 Research Agreement. Until the amount paid to DR. LAKOWICZ in any calendar year pursuant to Article 3 of this Agreement exceeds two hundred fifty thousand dollars (US$250,000.00), SRX (either itself or through an Affiliate) agrees to fund a research program under the direction of DR. LAKOWICZ at the University of Maryland, a future employer of DR. LAKOWICZ, or any other organization designated by DR. LAKOWICZ, at a level not less than two hundred fifty thousand dollars (US$250,000.00) per year. Notwithstanding the foregoing, in respect of the calendar year ending December 31, 1998, DR. LAKOWICZ agrees to accept, on his behalf, on behalf of the University of Maryland or otherwise as DR. LAKOWICZ so directs, contemporaneously with the execution and delivery of this Third Amendment, eighty thousand dollars ($80,000.00) in cash, and an option, evidenced by a Non-Qualified Stock Option Agreement entered into contemporaneously herewith between FluorRx, Inc. ("FluorRx") and DR. LAKOWICZ, for twenty-eight thousand nine hundred and ten (28,910) shares of Series B Preferred Stock of FluorRx as authorized by FluorRx Board of Directors, with such option having an exercise price per share of forty cents ($.40), all in full and complete satisfaction of the obligation of SRX under this Section 12.13 in respect of such year. In addition, and notwithstanding the foregoing, in respect of the calendar year ending December
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         31, 1999, DR. LAKOWICZ agrees to accept, on his behalf, on behalf of the University of Maryland or otherwise as DR. LAKOWICZ so directs, a total of one hundred twenty-five thousand dollars $125,000), payable in cash in two installments of sixty-two thousand five hundred dollars ($62,500.00) payable on or before each of April 1, 1999 and October 1, 1999, all in full and complete satisfaction of the obligations of SRX under this Section in respect of such year."

     B.  By adding the following paragraph 3.9:

         "3.9 Additional Compensation. In partial additional compensation for the rights granted in this Agreement and to provide additional incentive, and the agreements contained in the Third Amendment, SRX shall cause FluorRx to issue to DR. LAKOWICZ an additional option, evidenced by a Non-Qualified Stock Option Agreement entered into contemporaneously herewith, between FluorRx and DR. LAKOWICZ, for forty thousand (40,000) shares of Common Stock of FluorRX as authorized by the FluorRx Board of Directors, with such options having an exercise price per share of twenty six cents ($.26), and subject to certain vesting requirements relating to its exercise as set forth in such option agreement."

     IN WITNESS WHEREOF, DR. LAKOWICZ has executed this Third Amendment and SRX has caused this Third Amendment to be executed by its duly authorized representative as of the day and year first above written.



                                      Joseph R. Lakowicz, Ph.D.
                                      ----------------------------------------
                                      JOSEPH R. LAKOWICZ, Ph.D.


                                      SPECTRX, INC.




                                      BY: Mark A. Samuels
                                         ------------------------------------
                                          Mark A. Samuels
                                          President and Chief Executive Officer